EXHIBIT 99.1

Intelligent Systems Announces Fourth Quarter and 2012 Results

Investor Conference Call at 11 AM EDT on March 22, 2013

NORCROSS, Ga., March 22, 2013 (GLOBE NEWSWIRE) -- Intelligent Systems Corporation (NYSE MKT:INS) [www.intelsys.com] announced today its financial results for the three and twelve month periods ended December 31, 2012.

For the three month period ended December 31, 2012, total revenue was $4,329,000, an increase of 17 percent compared to the fourth quarter of 2011. The company recorded net income attributable to Intelligent Systems of $314,000 ($0.04 per share) in the fourth quarter of 2012 as compared to a net loss attributable to Intelligent Systems of $103,000 ($0.01 per share) in the fourth quarter of 2011.

For the twelve month period ended December 31, 2012, total revenue grew by 1 percent to $16,530,000 as compared to total revenue of $16,324,000 in the prior year. Net income attributable to Intelligent Systems for the fiscal year 2012 was $534,000 ($0.06 per share), compared to net income attributable to Intelligent Systems of $1,055,000 ($0.11 per share) in fiscal 2011.

The fiscal year 2012 results are not directly comparable to 2011 because 2011 results include non-recurring income of $450,000 related to settlement of a law suit in favor of our ChemFree subsidiary in May 2011. In addition, as previously reported, comparative results for the 2011 periods have been restated to correct a misinterpretation of an accounting standard related to allocation of income/losses of noncontrolling common stock interests in a subsidiary.

J. Leland Strange, President and Chief Executive Officer, stated, "Our ChemFree subsidiary continued to post solid financial performance, growing revenue by 7 percent and operating profit by over 25 percent in fiscal year 2012 as compared to 2011. Domestic sales of ChemFree's SmartWasher® parts washer improved as the economic recovery took hold and world-wide sales of consumable products for the SmartWasher® posted gains as well.

"In both the three and twelve month periods ended December 31, 2012, our CoreCard Software subsidiary grew its revenue derived from maintenance, support and other services to the installed base of businesses that have licensed the CoreCard® software solutions to manage credit, fleet, prepaid, loan and accounts receivable programs. We also made measurable and slow but steady progress in developing our prepaid card processing services initiative, in which we continue to invest significant resources."

The company will hold an investor conference call today, March 22, 2013 at 11 AM Eastern Daylight Time. Interested investors are invited to attend the conference call by dialing (877) 331-9835 and entering conference ID code 24275457.  A recording of the call will be posted on the company's website at www.intelsys.com as soon as available. The company intends to file its Form 10-K for the period ended December 31, 2012 with the Securities Exchange Commission today, March 22, 2013. For additional information about reported results, investors will be able to access the Form 10-K on the company's website at www.intelsys.com or on the SEC site, www.sec.gov.

About Intelligent Systems Corporation

For over thirty five years, Intelligent Systems Corporation (NYSE MKT:INS) has identified, created, operated and grown early stage technology companies. The company has operations and investments in the information technology and industrial products industries. The company's principal majority-owned subsidiaries are CoreCard Software, Inc. (www.corecard.com), a provider of software and services for prepaid and credit card processing, and ChemFree Corporation (www.chemfree.com), a leader in bioremediating parts washer equipment and supplies.  Further information is available on the company's website at www.intelsys.com or by calling the company at 770/381-2900.

In addition to historical information, this news release may contain forward-looking statements relating to Intelligent Systems Corporation and its subsidiary and affiliated companies. These statements include all statements that are not statements of historical fact regarding the intent, belief or expectations of Intelligent Systems Corporation and its management with respect to, among other things, results of operations, product plans, and financial condition. The words "may," "will," "anticipate," "believe," "intend," "expect," "estimate," "plan," "strategy" and similar expressions are intended to identify forward-looking statements. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those contemplated by such forward-looking statements. The company does not undertake to update or revise any forward-looking statements whether as a result of new developments or otherwise, except as required by law. Among the factors that could cause actual results to differ materially from those indicated by such forward-looking statements are instability in the financial markets, delays in product development, undetected software errors, competitive pressures, changes in customers' requirements or financial condition, market acceptance of products and services, changes in the performance, financial condition or valuation of affiliate companies, the risks associated with investments in privately-held early stage companies and further declines in general economic and financial market conditions, particularly those that cause businesses to delay or cancel purchase decisions.

CONSOLIDATED STATEMENTS OF OPERATIONS
(audited; in thousands, except share and per share amounts)

	Three Months Ended Dec. 31,		Twelve Months Ended Dec. 31,
	2012	2011	2012	2011
Revenue
Products	$3,144	$3,065	$13,023	$13,798
Services	1,185	628	3,507	2,526
Total revenue	4,329	3,693	16,530	16,324
Cost of revenue
Products	1,523	1,641	6,507	6,688
Services	685	454	2,465	1,574
Total cost of revenue	2,208	2,095	8,972	8,262
Expenses
Marketing	444	488	2,214	2,109
General & administrative	735	788	3,017	3,032
Research & development	660	593	2,491	2,610
Income (loss) from operations	282	(271)	(164)	311
Other income (expense)
Interest income (expense), net	(2)	6	7	31
Investment write-down	(17)	--	(17)	--
Equity in income (loss) of affiliate	4	(2)	(12)	2
Other income (loss), net	12	(66)[1]	49	406 [1]
Income (loss) before income taxes	279	(333)	(137)	750
Income taxes	32	(6)	80	93
Net income (loss)	247	(327)	(217)	657
Net loss attributable to noncontrolling interest	67	224	751	398
Net income attributable to Intelligent Systems	$314	($103)	$534	$1,055
Income per share based on income attributable to Intelligent Systems:
Net income per share basic & diluted	$0.04	($0.01)	$0.06	$0.11
Basic weighted average common shares	8,959,028	8,958,028	8,958,028	8,958,028
Diluted weighted average common shares	8,966,846	8,958,028	8,967,679	8,977,196
1. 2011 includes net income of $450,000 related to settlement of legal matter in Q2 2011 and Q4 expense of $75,000 related to taxable costs accrued for a separate legal matter in Q4 2011.

CONDENSED CONSOLIDATED BALANCE SHEETS
(audited; in thousands, except share and per share amounts)

As of December 31,	2012	2011
ASSETS
Current assets:
Cash	$2,347	$3,152
Marketable securities	270	209
Accounts receivable, net	3,038	2,504
Note and interest receivable, current portion	249	249
Inventories, net	882	824
Other current assets	340	284
Total current assets	7,126	7,222
Investments	1,559	1,288
Note and interest receivable, net of current portion	--	240
Property and equipment, at cost less accumulated depreciation	1,144	1,222
Patents, net	107	133
Total assets	$9,936	$10,105

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$294	$463
Deferred revenue, current portion	918	907
Accrued payroll	519	460
Accrued expenses	711	669
Other current liabilities	379	369
Total current liabilities	2,821	2,868
Deferred revenue, net of current portion	48	50
Other long-term liabilities	148	140
Total Intelligent Systems Corporation stockholders' equity	7,637	7,148
Non-controlling interest	(718)	(101)
Total stockholders' equity	6,919	7,047
Total liabilities and stockholders' equity	$9,936	$10,105
CONTACT: For further information, call
         Bonnie Herron, 770-564-5504
         or email to bherron@intelsys.com